Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-31505 on Form S-8, No. 33-50688 on Form S-8, No. 33-54387 on Form S-8, No. 33-52389 on Form S-8, No. 33-55629 on Form S-8, No. 333-32977 on Form S-8, No. 333-37145 on Form S-8, No. 333-79921 on Form S-8, No. 333-38174 on Form S-8, No. 333-53502 on Form S-8, No. 333-90954 on Form S-8, No. 333-97005 on Form S-8, No. 333-105914 on Form S-8, No. 333-138191 on Form S-8 and 333-139959 on Form S-8 of our report relating to the financial statements of AnnTaylor Stores Corporation dated March 16, 2007, (which expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of SFAS No. 123(R)) and our report on management’s assessment of the effectiveness of internal control over financial reporting dated March 16, 2007, appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the year ended February 3, 2007.

/s/ DELOITTE & TOUCHE LLP

New York, NY

March 22, 2007